UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2024

FULCRUM THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38978	47-4839948
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26 Landsdowne Street
Cambridge, Massachusetts		02139
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 651-8851

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	FULC	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 17, 2024, the board of directors, or the Board, of Fulcrum Therapeutics, Inc., or Fulcrum, increased the size of the Board from eight to nine members, and upon recommendation from the Nominating and Corporate Governance Committee of the Board, elected Colin Hill as a member of the Board, effective June 17, 2024, to serve as a Class I director with a term expiring at Fulcrum’s 2026 annual meeting of stockholders and thereafter until his successor has been duly elected and qualified or until his earlier death, resignation or removal. Mr. Hill was appointed to serve on the Science & Technology Committee. The Board has determined that Mr. Hill is “independent” as contemplated by the Nasdaq Stock Market and other governing laws and applicable regulations.

There are no arrangements or understandings between Mr. Hill and any other persons pursuant to which he was appointed as director. There are no transactions in which Mr. Hill has an interest requiring disclosure under Item 404(a) of Regulation S-K of the Securities Act of 1933, as amended.

Mr. Hill will receive compensation for his services as a non-employee director and for any committee service in accordance with Fulcrum’s non-employee director compensation policy, a summary of which was filed as Exhibit 10.16 to Fulcrum’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the Securities and Exchange Commission, or SEC, on March 9, 2023, including the automatic grant of a one-time nonqualified stock option under Fulcrum’s 2019 Stock Incentive Plan to purchase 60,000 shares of Fulcrum’s common stock, $0.001 par value per share at an exercise price per share equal to $7.00 per share, the closing price on the Nasdaq Global Market on June 17, 2024, the effective date of his appointment to the Board.

In connection with his appointment, Mr. Hill entered into Fulcrum’s standard form of indemnification agreement, a copy of which was filed as Exhibit 10.15 to Fulcrum’s Registration Statement on Form S-1 (File No. 333-232260) filed with the SEC on June 21, 2019. Pursuant to the terms of the indemnification agreement, Fulcrum may be required, among other things, to indemnify Mr. Hill for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts actually and reasonably incurred by him in any action or proceeding arising out of his service as a member of the Board.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The following is a summary of the matters voted on at Fulcrum’s 2024 annual meeting of stockholders held on June 17, 2024, or the Annual Meeting.

a)

Fulcrum’s stockholders elected James Collins, James Geraghty, and Alex Sapir as class II directors, for a three-year term ending at the annual meeting of stockholders to be held in 2027 and each until his respective successor has been duly elected and qualified or until his earlier death, resignation or removal. The results of the stockholders’ vote with respect to the election of the three class II directors are as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
James Collins	44,330,059	944,238	6,161,330
James Geraghty	38,461,173	6,813,124	6,161,330
Alex Sapir	45,190,497	83,800	6,161,330

b)

Fulcrum’s stockholders ratified the selection of Ernst & Young LLP as its independent registered public accounting firm for the fiscal year ending December 31, 2024. The results of the stockholders’ vote with respect to such ratification are as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
51,009,941	2,163	423,523	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FULCRUM THERAPEUTICS, INC.

Date: June 17, 2024	By:	/s/ Curtis Oltmans
	Name:	Curtis Oltmans
	Title:	Chief Legal Officer